Exhibit 99.1

Moldflow Reports Results from Continuing Operations for Its Third Quarter and Nine Months Ended March 31, 2008

FRAMINGHAM, Mass.--(BUSINESS WIRE)--Moldflow Corporation (NASDAQ: MFLO) today announced results from its continuing operations for the third quarter and first nine months of its 2008 fiscal year.

Information Dissemination

PLEASE NOTE: In light of the press release issued on May 1, 2008 announcing the signing of a definitive agreement relating to the acquisition of Moldflow Corporation by Autodesk, Inc., the conference call previously scheduled for 11:00 a.m. Eastern Time today to discuss the results of the third fiscal quarter of 2008 has been cancelled.

Results from Continuing Operations for the Third Quarter and First Nine Months of Fiscal 2008:

  Revenue of $15.8 million for the third quarter, and $46.3 million year to date, was up 13% from the corresponding nine-month period of fiscal 2007.
  Total product revenue of $7.5 million for the third quarter, and $22.1 million year to date, was up 6% from the corresponding nine-month period of fiscal 2007.
  Total services revenue of $8.3 million for the third quarter, and $24.2 million year to date, was up 21% from the corresponding nine-month period of fiscal 2007.
  Non-GAAP operating margin of 18% for both the third quarter and year to date was up from 16% for the corresponding nine-month period of fiscal 2007.
  EBITDA of $3.5 million for the third quarter, and $10.0 million year to date, was up 25% from the corresponding nine-month period of fiscal 2007.
  Non-GAAP tax rate of 28% for the third quarter, and 21% for the first nine months of fiscal 2008, compare to a non-GAAP tax rate of 13% in the corresponding nine-month period of the prior fiscal year. GAAP tax rate of 95% for the third quarter, and 43% for the first nine months of fiscal 2008, which included a charge of $1.8 million recorded in connection with the Company’s ongoing efforts to settle its outstanding Australian tax audit, compare to a tax rate of 14%, which included the effect of a one-time benefit recorded during the corresponding nine-month period of the prior fiscal year.
  Non-GAAP net income from continuing operations of $2.8 million for the third quarter, and $9.2 million year to date, was up 18% from the corresponding nine-month period of fiscal 2007.
  Non-GAAP earnings per diluted share of $0.22 for the third quarter, and $0.74 year to date, up from $0.65 from the corresponding nine-month period of fiscal 2007.
  Net income from continuing operations as reported in accordance with GAAP was $151,000 or $0.01 per diluted share, and included a net charge of $529,000 for share-based compensation expense for the third quarter. Net income from continuing operations as reported in accordance with GAAP was $5.4 million or $0.45 per diluted share for the first nine months of fiscal 2008, and included total net charges of $1.6 million for share-based compensation expenses, and compared to a $6.6 million or $0.57 per diluted share, with net charges of $1.2 million for share-based compensation expense in the same nine-month period of the prior fiscal year, representing a decrease of 17% primarily related to the charge recorded in connection with the Company’s ongoing efforts to settle its outstanding Australian tax audit.
  Our operating activities from continuing operations generated $8.6 million of cash during the third quarter and $11.7 over the first nine months of fiscal 2008, which was up from $8.9 million generated the corresponding nine-month period of the prior year.

“We are pleased with our results for the first nine-months of fiscal 2008, which produced revenue growth rates of 13% and EBITDA growth rates of 25% which were in line with the guidance we had been giving for the full fiscal 2008 year. During the quarter, we continued to see strong sales results in our Asia Pacific region and continued traction in sales of our Moldflow Plastics Insight – Enterprise Edition product,” commented Roland Thomas, Moldflow’s President and CEO.

Thomas continued, “In contrast to our last fiscal year, the third quarter of fiscal 2008 brought a return to our normal seasonal revenue patterns, whereby our third quarter revenues typically decline from that of our second fiscal quarter. This seasonal impact, combined with an unusually robust result in the same period of prior year, contributed to a challenging year-over-year comparison for our third quarter. Focusing on the nine-month result, however, removes some of this seasonal volatility and highlights the overall progress of the business when compared to last year.”

Thomas concluded, “On May 1, Moldflow and Autodesk, Inc. announced the signing of a definitive agreement for Autodesk to acquire Moldflow. We believe there are strong synergies between the two companies and we are very excited about the transaction. The combination of Moldflow and Autodesk product offerings will provide our customers with a wider range of solutions to address the challenges they face in the design and manufacture of their injection molded plastic products. The transaction is expected to close during our fourth fiscal quarter, pending the necessary regulatory approvals. Given the pending transaction, we have suspended our historic practice of providing guidance for future periods.”

Use of Non-GAAP Financial Measures

The Company has provided non-GAAP tax rate, non-GAAP net income from continuing operations, non-GAAP net income per diluted share from continuing operations and EBITDA as supplemental measures regarding the Company’s operating performance. Our non-GAAP tax rate, non-GAAP net income from continuing operations and non-GAAP net income per diluted share from continuing operations exclude the impact of share-based compensation expense, a tax provision related to the potential settlement of the Australian tax audit and certain non-operational professional fees and, therefore, have not been calculated in accordance with GAAP. EBITDA is defined as GAAP net income from continuing operations plus any interest expense, income taxes, depreciation, amortization, certain non-operational professional fees and share-based compensation expense less interest earned and, therefore, has not been calculated in accordance with GAAP. Moldflow is presenting these measures because management uses this information in evaluating the results of the Company’s operations and for internal planning and forecasting purposes and believes that this information provides additional insight into our operating results, as well as enables comparison of these results to prior periods. These measures should not be considered an alternative to measurements required by GAAP, such as net income from continuing operations and net income per diluted share from continuing operations, and should not be considered a measure of our liquidity. In addition, these non-GAAP financial measures may not be comparable to similar measures reported by other companies. With respect to the non-GAAP financial measures for the third quarter and first nine months of the 2008 fiscal year, the GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed in this press release and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release and can be found on the Investors page of the Moldflow Web site at http://www.moldflow.com/stp/english/investors/index.htm.

Financial Results

The unaudited condensed consolidated financial statements for the third quarter of fiscal 2008 follow.

About Moldflow Corporation

Moldflow (NASDAQ: MFLO) is the leading provider of plastics simulation software that empowers more users to optimize more designs across their enterprise from the earliest stages of new product development. For more information, visit www.moldflow.com

Note to Editors: Moldflow and Moldflow Plastics Insight are trademarks or registered trademarks of Moldflow Corporation or its subsidiaries worldwide. All other trademarks are properties of their respective holders.

Cautionary Statement Regarding Forward-Looking Information

Pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, the Company notes that any statements contained in this press release that are not historical facts are forward-looking statements. Such forward-looking statements include, but are not limited to, statements by Moldflow’s President and CEO and those regarding Moldflow's or management's intentions, hopes, beliefs, expectations, projections, plans for the future and estimates and statements regarding the proposed acquisition of the Company by Autodesk. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include the risk of failing to obtain any regulatory approvals or satisfy other conditions to the acquisition of the Company by Autodesk; the risk that the transaction will not close or that closing will be delayed; the risk that the Company’s business will suffer due to uncertainty related to the transaction; the risk that the Company’s sales cycle may lengthen due to uncertainty related to the transaction; the risk that the Company’s management will be distracted due to the transaction, the risk that the Company will continue to incur significant expenses related to the merger prior to its closing which must be paid even if the merger is not completed, as well as other risks and uncertainties which are detailed from time to time in reports filed by Moldflow with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended June 30, 2007 as well as its subsequent quarterly and annual filings.

The tender offer for the outstanding common stock of Moldflow Corporation has not yet commenced. This document is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Moldflow common stock will be made only pursuant to an offer to purchase and related materials that Autodesk intends to file with the SEC on Schedule TO. Moldflow also intends to file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. Moldflow stockholders and other investors should read these materials carefully because they contain important information, including the terms and conditions of the offer. Moldflow stockholders and other investors will be able to obtain copies of these materials without charge from the SEC through the SEC's website at http://www.sec.gov, from Autodesk (with respect to documents filed by Autodesk with the SEC), or from Moldflow (with respect to documents filed by Moldflow with the SEC). Stockholders and other investors are urged to read carefully those materials prior to making any decisions with respect to the offer.

Moldflow Corporation
Unaudited Condensed Consolidated Statement of Operations
(in thousands, except per share data)

	Three Months Ended		Year to date
	March 31,	March 31,	March 31,	March 31,
	2008	2007	2008	2007

Revenue:
Product	$7,472	$8,123	$22,132	$20,846
Services	8,359	6,653	24,154	19,982
Total revenue	15,831	14,776	46,286	40,828

Costs and operating expenses:
Cost of product revenue	432	367	1,207	1,094
Cost of services revenue	1,440	1,123	4,096	3,359
Research and development	2,206	1,958	6,472	5,834
Selling and marketing	5,976	5,198	16,792	14,759
General and administrative	3,867	3,481	11,320	10,467
Total costs and operating expenses	13,921	12,127	39,887	35,513

Income from continuing operations	1,910	2,649	6,399	5,315

Interest income, net	887	788	3,004	2,355
Other income (loss), net	151	(5)	149	15

Income from continuing operations before income taxes	2,948	3,432	9,552	7,685
Provision for income taxes	2,797	638	4,109	1,112

Net income from continuing operations	$151	$2,794	$5,443	$6,573

Net loss from discontinued operations, net of income taxes	-	(10,615)	-	(10,932)
Net loss on sale of discontinued operations, net of income taxes	-	-	(236)	-
Net income (loss)	$151	$(7,821)	$5,207	$(4,359)

Shares used in computing net income (loss) per share
Basic	11,776	11,219	11,761	11,181
Diluted	12,051	11,739	12,087	11,668

Net income per share from continuing operations:
Basic	$0.01	$0.25	$0.46	$0.59
Diluted	$0.01	$0.24	$0.45	$0.57
Net loss per share from discontinued operations:
Basic	$-	$(0.95)	$(0.02)	$(0.98)
Diluted	$-	$(0.91)	$(0.02)	$(0.94)
Net income (loss) per share:
Basic	$0.01	$(0.70)	$0.44	$(0.39)
Diluted	$0.01	$(0.67)	$0.43	$(0.37)

Moldflow Corporation
Unaudited Condensed Consolidated Balance Sheet
(in thousands)

	March 31,	June 30,
	2008	2007

Assets
Current assets:
Cash and cash equivalents	$80,739	$59,482
Marketable securities	9,841	13,163
Accounts receivable, net	14,654	11,878
Prepaid expenses and other current assets	9,322	16,977
Total current assets	114,556	101,500

Fixed assets, net	3,926	3,137
Goodwill	6,465	6,465
Other assets	2,550	2,659
Total assets	$127,497	$113,761

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$785	$876
Accrued expenses	11,866	11,489
Deferred revenue	16,763	14,095
Total current liabilities	29,414	26,460

Deferred revenue	2,419	1,582
Other long-term liabilities	1,728	305
Total liabilities	33,561	28,347

Stockholders' equity:
Common stock	126	124
Treasury stock	(8,549)	(8,018)
Additional paid-in capital	89,140	85,358
Retained earnings	6,535	1,617
Accumulated other comprehensive income	6,684	6,333
Total stockholders' equity	93,936	85,414

Total liabilities and stockholders' equity	$127,497	$113,761
Moldflow Corporation
Unaudited Condensed Consolidated Statement of Cash Flows
(in thousands)

	Three Months Ended		Year to Date
	March 31,	March 31,	March 31,	March 31,
	2008	2007	2008	2007

Cash provided by operating activities of continuing operations	$8,628	$7,269	$11,680	$8,912
Cash provided by (used in) investing activities of continuing operations	725	286	7,844	(3,907)
Cash provided by (used in) financing activities	518	(1,445)	1,478	(2,355)
Effect of exchange rate changes on cash and cash equivalents	306	(66)	491	306
Net increase in cash and cash equivalents of continuing operations	10,177	6,044	21,493	2,956
Cash provided by (used in) discontinued operations	-	(236)	(236)	(652)
Net increase in cash and cash equivalents	$10,177	$5,808	$21,257	$2,304

Moldflow Corporation
Non-GAAP Financial Measures Reconciliation
(in thousands except for per share data, unaudited)

	Three Months Ended		Year to Date
	March 31,	March 31,	March 31,	March 31,
	2008	2007	2008	2007

Net income (loss) -- GAAP basis	$151	$(7,821)	$5,207	$(4,359)

Non-cash share-based compensation	623	428	1,778	1,232
Tax effect of share-based compensation	(94)	-	(162)	(67)
Tax provision related to Australian tax audit	1,799	-	1,799	-
Non-operational professional fees	297	-	297	-
Net loss from discontinued operations	-	10,615	-	10,932
Net loss on sale of discontinued operations	-	-	236	-

Net income -- Non-GAAP basis	$2,776	$3,222	$9,155	$7,738

Net income (loss) per diluted share - GAAP basis	$0.01	$(0.67)	$0.43	$(0.37)

Non-cash share-based compensation	0.05	0.04	0.14	0.10
Tax effect of share-based compensation	(0.01)	-	(0.02)	(0.01)
Tax provision related to Australian tax audit	0.15	-	0.15	-
Non-operational professional fees	0.02	-	0.02	-
Net loss from discontinued operations	-	0.90	-	0.93
Net loss on sale of discontinued operations	-	-	0.02	-

Net income per diluted share -- Non-GAAP basis	$0.22	$0.27	$0.74	$0.65

	Three Months Ended		Year to Date
	March 31,	March 31,	March 31,	March 31,
	2008	2007	2008	2007

Provision for income taxes - GAAP basis	$2,797	$638	$4,109	$1,112

Tax effect of share-based compensation	94	-	162	67
Tax provision related to Australian tax audit	(1,799)	-	(1,799)	-

Provision for income taxes - Non-GAAP basis	$1,092	$638	$2,472	$1,179

	Three Months Ended		Year to Date
	March 31,	March 31,	March 31,	March 31,
	2008	2007	2008	2007

Income from continuing operations - GAAP basis	$1,910	$2,649	$6,399	$5,315

Non-cash share-based compensation	623	428	1,778	1,232
Non-operational professional fees	297	-	297	-

Non-GAAP income from continuing operations	$2,830	$3,077	$8,474	$6,547

Total revenue	$15,831	$14,776	$46,286	$40,828

Non-GAAP operating margin	18%	21%	18%	16%

	Three Months Ended		Year to Date
	March 31,	March 31,	March 31,	March 31,
	2008	2007	2008	2007

Income from continuing operations before income taxes - GAAP basis	$2,948	$3,432	$9,552	$7,685

Non-cash share-based compensation	623	428	1,778	1,232
Non-operational professional fees	297	-	297	-

Non-GAAP income from continuing operations before income taxes	$3,868	$3,860	$11,627	$8,917

Provision for income taxes - Non-GAAP basis	$1,092	$638	$2,472	$1,179

Non-GAAP tax rate	28%	17%	21%	13%

Moldflow Corporation
Reconciliation of Net Income from continuing operations to EBITDA
(in thousands)

	Three Months Ended		Year to Date
	March 31,	March 31,	March 31,	March 31,
	2008	2007	2008	2007

EBITDA is calculated as follows:

Net income from continuing operations - GAAP basis	$151	$2,794	$5,443	$6,573
Share-based compensation	623	428	1,778	1,232
Non-operational professional fees	297	-	297	-
Depreciation and amortization expenses	537	470	1,411	1,454
Tax provision	2,797	638	4,109	1,112
Interest income	(887)	(788)	(3,004)	(2,355)
EBITDA	$3,518	$3,542	$10,034	$8,016

CONTACT:
Moldflow Corporation
Investor relations contact:
Dawn Soucier, 508-358-5848 x234
dawn_soucier@moldflow.com